                                                              EXHIBIT 99.10.B


INDEPENDENT AUDITORS' CONSENT

The Board of Directors of
United Investors Life Insurance Company
and the Contract Owners of
RetireMAP Variable Account

We consent to the use in this Post-Effective Amendment No. 4 to Registration Statement No. 333-12507 of RetireMAP Variable Account of United Investors Life Insurance Company on Form N-4 of our report dated January 28, 2000 relating to the financial statements of United Investors Life Insurance Company, and our report dated April 20, 2000 relating to the financial statements of RetireMAP Variable Account contained in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Statement of Additional Information.


/s/ DELOITTE & TOUCHE LLP


Dallas, Texas
April 21, 2000

                                                               EXHIBIT 99.10.B



                              Accountants' Consent



The Board of Directors of
United Investors Life Insurance Company
and the Contract Owners of
RetireMAP Variable Account

We consent to the use of our report dated January 29, 1999, relating to the balance sheet of United Investors Life Insurance Company as of December 31, 1998, and the related statements of operations, comprehensive income, shareholders' equity, and cash flows for each of the years in the two-year period ended December 31, 1998, and also to the use of our report dated April 9, 1999, relating to the statement of operations and changes in net assets for the year ended December 31, 1998 of RetireMAP Variable Account as contained in Post-Effective Amendment No. 4 to Form N-4 for RetireMAP Variable Account. We also consent to the reference to our firm under the heading "Experts" in the Statement of Additional Information.



                                      /s/ KPMG LLP

Birmingham, Alabama
April 21, 2000